UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 11, 2014

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-49629

Delaware	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
949-399-4500
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
On December 11, 2014, the Company entered into a Debt Repayment Agreement (the “Debt Repayment Agreement”), effective as of December 10, 2014, with Advanced Green Innovations, LLC (“AGI”), ZHRO Solutions, LLC (“ZHRO”) and Advanced Green Technologies, LLC (“AGT”). AGI and ZHRO are customers of the Company and owe the Company approximately $2.2 million (the “Outstanding Balance”) for engineering, design and development services invoiced by the Company through October 3, 2014.

Under the terms of the Debt Repayment Agreement, AGI and ZHRO jointly and severally agreed to pay the Outstanding Balance, plus interest at 5% per annum, over a ten month period with the first payment in the amount of $300,000 due on or before December 25, 2014. In the event that AGI and ZHRO fail to make any payment prior to the expiration of any applicable cure period, then the remaining Outstanding Balance is immediately due and payable and the interest rate is increased to 18% per annum. AGT, an affiliate of AGI and ZHRO, provided the Company with a limited non-recourse guaranty of AGI’s and ZHRO’s payment of the Outstanding Balance and interest. A copy of the Debt Repayment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Debt Repayment Agreement is qualified in its entirety by reference to such exhibit.

To secure AGI’s and ZHRO’s performance of its obligations under the Debt Repayment Agreement and AGT's performance under its limited non-recourse guaranty, AGI and AGT pledged all of their ownership interests in East Camelback, LLC (“East Camelback”), consisting in the aggregate of 510 voting units (51.0%), 474 non-voting units and 47.5% of the participation rights in East Camelback, pursuant to the terms of a Pledge Agreement between the Company, AGI and AGT. East Camelback indirectly owns 100% of a commercial building, consisting of approximately 23,700 square feet of office space, located in Phoenix, Arizona. A copy of the Pledge Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference, and the description of the terms of the Pledge Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	Debt Repayment Agreement
10.2	Pledge Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

December 16, 2014	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Debt Repayment Agreement
10.2	Pledge Agreement